Exhibit 99.1

NEWS RELEASE

Contacts:
Jeff Warren Investor Relations 763-505-2696	Brian Henry Public Relations 763-505-2796
FOR IMMEDIATE RELEASE
MEDTRONIC REPORTS THIRD QUARTER EARNINGS
•	Revenue of $4.0 Billion Grew 3% on Strength of New Products
•	Reiterates Revenue Outlook and Tightens Diluted EPS Guidance
•	Emerging Technologies and Emerging Markets Growth of Greater than 20%
MINNEAPOLIS — February 22, 2011 — Medtronic, Inc. (NYSE:MDT) today announced financial results for its third quarter of fiscal year 2011, which ended January 28, 2011.
The company reported worldwide third quarter revenue of $3.961 billion, compared to $3.851 billion reported in the third quarter of fiscal year 2010, an increase of 3 percent both on a constant currency basis and as reported, which is in-line with the company’s estimate of MedTech market growth.
As detailed in the attached table, third quarter net earnings and diluted earnings per share on a non-GAAP basis were $922 million and $0.86, an increase of 8 percent and 12 percent, respectively, compared to the same period in the prior year. As reported, third quarter net earnings and diluted earnings per share were $924 million and $0.86, an increase of 11 percent and 15 percent, respectively, compared to the same period in the prior year.
International sales of $1.702 billion increased 5 percent as reported compared to the same period in the prior year, or increased 7 percent on a constant currency basis after adjusting for a $22 million unfavorable foreign currency impact. International sales accounted for 43 percent of worldwide revenue. Emerging market revenue of $350 million increased 26 percent as reported, or increased 23 percent on a constant currency basis.
“Our newly launched products are clearly capturing the interest of both physicians and patients, setting the stage for solid future performance and continued leadership for Medtronic,” said Bill Hawkins, Medtronic chairman and chief executive officer. “We have advanced our industry-leading pipeline, bringing forward the Solera spinal system, introducing the novel Arctic Front Cryoballoon procedure for atrial fibrillation, launching the Endurant stent graft, and gaining FDA approval for the Revo MRI-compatible pacemaker.”
Cardiac and Vascular Group
The Cardiac and Vascular Group at Medtronic is comprised of Cardiac Rhythm Disease Management (CRDM), CardioVascular, and Physio-Control. The group reported worldwide sales in the quarter of $2.099 billion, which represents an increase of 2 percent as reported and on a constant currency basis. Cardiac and Vascular Group International sales of $1.143 billion were up 4 percent as reported or 5 percent on a constant currency basis. Group performance was driven by strong sales in Structural Heart, Endovascular, and AF Solutions, offset by modest declines in CRDM implantables.
CRDM revenue of $1.221 billion declined 2 percent as reported or 1 percent on a constant currency basis. Revenue from implantable cardioverter defibrillators (ICDs) of $735 million was down 2 percent on a constant currency basis. Pacing revenue was $450 million in the quarter, a decline of 2 percent on a constant currency basis. CRDM sales were negatively affected by slower market growth, but partially offset by the adoption of the Protecta™ ICD in Europe, as well as continued growth in the AF Solutions business. AF Solutions results were driven in part by the U.S. launch of the Arctic Front® Cardiac CryoAblation Catheter system. On February 8, the FDA approved the Revo MRI™ SureScan® pacing system, the first and only pacemaker in the U.S. specifically designed for use in a Magnetic Resonance Imaging (MRI) environment.
CardioVascular revenue of $774 million grew 7 percent as reported or 8 percent on a constant currency basis. Revenue growth was driven by solid performance in all businesses and particularly in emerging markets, where revenue growth was 30 percent compared to the same period in the prior year. The Coronary and Peripheral, Structural Heart, and Endovascular businesses grew worldwide revenue 4 percent, 13 percent, and 12 percent, respectively, on a constant currency basis. While the stent market continues to experience year-over-year declines, Medtronic gained share with its highly deliverable Integrity platform. The company’s U.S. market share in bare metal stents was up nearly 9 percentage points compared to the same period in the prior year. Structural Heart revenue was driven by continued solid growth in transcatheter valves as well as revenue from the recent acquisition of ATS Medical. Growth in Endovascular revenue was driven by the U.S. launch of the Endurant stent graft for the treatment of abdominal aortic aneurysms (AAA).
Physio-Control revenue of $104 million increased 4 percent as reported or 5 percent on a constant currency basis. Results were driven by solid growth of the LIFEPAK® 15 monitor/defibrillator in the pre-hospital market and the LIFEPAK® 20e monitor/defibrillator in the hospital market. Management also announced its intention to reinitiate its efforts to divest its Physio-Control business unit.

Restorative Therapies Group
The Restorative Therapies Group at Medtronic is comprised of Spinal, Neuromodulation, Diabetes, and Surgical Technologies. The group reported worldwide sales in the quarter of $1.862 billion, which represents an increase of 4 percent as reported or 5 percent on a constant currency basis. Restorative Therapies Group International sales of $559 million increased 8 percent as reported, or 9 percent on a constant currency basis. Group revenue performance was led by growth in the Diabetes and Surgical Technologies businesses, as well as renewed growth in Spinal.
Spinal revenue of $861 million increased 2 percent both as reported and on a constant currency basis. The company believes global spine market growth has remained stable compared to the prior quarter. Core Spinal revenue declined 1 percent, but included Core Metal Construct growth of 2 percent. Biologics revenue increased 10 percent on a constant currency basis, driven by the acquisition of Osteotech, stabilizing InFuse sales, and a strong performance in Other Biologics. In January, the company launched the CD Horizon® Solera™ Spinal System, part of a family of devices designed to provide spinal stabilization and correction as an adjunct to fusion in patients suffering from painful disorders of the middle and lower back.
Neuromodulation revenue of $401 million increased 2 percent as reported or 3 percent on a constant currency basis. Results were driven by Deep Brain Stimulation systems for movement disorders, and InterStim® Therapy for overactive bladder and urinary retention, and bowel control outside the United States.
Diabetes revenue of $341 million grew 10 percent as reported or 11 percent on a constant currency basis. Growth in the quarter was driven by strong sales of continuous glucose monitoring products as well as solid performance in our global insulin pumps.
Surgical Technologies revenue of $259 million grew 8 percent both as reported and on a constant currency basis. After adjusting for the fiscal year 2010 divestiture of the Ophthalmic business, sales growth was 10 percent on a constant currency basis. The solid growth was driven by strong performances across the portfolio of ENT, Power Systems, and Navigation product lines, as well as balanced growth across capital equipment, disposables, and service.
Revenue Outlook and Earnings per Share Guidance
The company today reiterated its revenue outlook and tightened its diluted earnings per share guidance range for fiscal year 2011.
The company’s previously stated fiscal year 2011 diluted earnings per share guidance of $3.38 to $3.44 did not include the impact from the acquisition of Ardian. After tightening its diluted earnings per share range to $3.40 to $3.42 and then including the estimated $0.02 impact from Ardian dilution in Q4, the company now expects fiscal year 2011 diluted earnings per share in the range of $3.38 to $3.40. The company noted that it is comfortable with the current fiscal year 2011 consensus estimate of $3.40.
In order to align its cost structure to current market conditions and continue to position Medtronic for long-term sustainable growth, the company will be restructuring its business. The restructuring will occur through a combination of cost-saving measures, tighter expense management, and voluntary programs to minimize layoffs. Based on current expectations, the company intends to reduce its workforce by 4 to 5 percent, or 1,500 to 2,000 positions, during Q4. The company also expects to recognize a one-time charge in Q4 related to this restructuring.

Earnings per share guidance excludes any unusual charges or gains that might occur during the fiscal year and the impact of the non-cash charge to interest expense due to the accounting rules governing convertible debt. The guidance provided only reflects information available to the company at this time.
“We are delivering on our pipeline to drive share in our core markets and strong growth in emerging technologies,” said Hawkins. “At the same time, we are restructuring our business and leveraging our global infrastructure to be more in-line with market conditions, which positions us well to deliver market-leading performance.”
Webcast Information
Medtronic will host a webcast today, February 22, at 8 a.m. EST (7 a.m. CST), to provide information about its businesses for the public, analysts and news media. This quarterly webcast can be accessed by clicking on the Investors link on the Medtronic home page at www.medtronic.com and this earnings release will be archived at www.medtronic.com/newsroom. Within 24 hours, a replay of the webcast and a transcript of the company’s prepared remarks will be available in the “Events & Presentations” section of the Investors portion of the Medtronic website.
About Medtronic
Medtronic, Inc., headquartered in Minneapolis, is the world’s leading medical technology company — alleviating pain, restoring health and extending life for people with chronic disease. Its Internet address is www.medtronic.com.
This press release contains forward-looking statements related to expected product introductions and results of Medtronic’s future operations, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, government regulation and general economic conditions and other risks and uncertainties described in

Medtronic’s periodic reports on file with the Securities and Exchange Commission. Actual results may differ materially from anticipated results. Medtronic does not undertake to update its forward-looking statements. Unless otherwise noted, all comparisons made in this news release are on an “as reported basis,” and not on a constant currency basis; references to quarterly figures increasing or decreasing are in comparison to the third quarter of fiscal year 2010.

MEDTRONIC, INC.
WORLD WIDE REVENUE
(Unaudited)

	FY10	FY10	FY10	FY10	FY10	FY11	FY11	FY11	FY11	FY11
($ millions)	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total

REPORTED REVENUE :

CARDIAC RHYTHM DISEASE MANAGEMENT	$1,337	$1,278	$1,243	$1,409	$5,268	$1,226	$1,248	$1,221	$—	$3,695
Pacing Systems	536	498	459	495	1,987	473	472	450	—	1,395
Defibrillation Systems	775	754	756	881	3,167	722	745	735	—	2,202
Other	26	26	28	33	114	31	31	36	—	98

CARDIOVASCULAR	$689	$696	$722	$757	$2,864	$717	$738	$774	$—	$2,230
Coronary & Peripheral	353	369	386	382	1,489	372	379	401	—	1,151
Structural Heart	218	206	216	239	880	224	237	241	—	703
Endovascular	118	121	120	136	495	121	122	132	—	376

PHYSIO-CONTROL	$97	$94	$100	$134	$425	$84	$109	$104	$—	$297

CARDIAC & VASCULAR GROUP	$2,123	$2,068	$2,065	$2,300	$8,557	$2,027	$2,095	$2,099	$—	$6,222

SPINAL	$915	$862	$842	$880	$3,500	$829	$850	$861	$—	$2,540
Core Spinal	696	642	630	664	2,632	622	634	626	—	1,882
Biologics	219	220	212	216	868	207	216	235	—	658

NEUROMODULATION	$373	$384	$394	$411	$1,560	$370	$388	$401	$—	$1,159

DIABETES	$295	$300	$311	$332	$1,237	$312	$326	$341	$—	$979

SURGICAL TECHNOLOGIES	$227	$224	$239	$273	$963	$235	$244	$259	$—	$738

RESTORATIVE THERAPIES GROUP	$1,810	$1,770	$1,786	$1,896	$7,260	$1,746	$1,808	$1,862	$—	$5,416

TOTAL	$3,933	$3,838	$3,851	$4,196	$15,817	$3,773	$3,903	$3,961	$—	$11,638

ADJUSTMENTS :

CURRENCY IMPACT (1)	$—	$—	$—	$—	$—	$(21)	$(29)	$(22)	$—	$(71)

COMPARABLE OPERATIONS (1)	$3,933	$3,838	$3,851	$4,196	$15,817	$3,794	$3,932	$3,983	$—	$11,709

(1)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP.

Note:	The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenue may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.
U.S. REVENUE
(Unaudited)

	FY10	FY10	FY10	FY10	FY10	FY11	FY11	FY11	FY11	FY11
($ millions)	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total

REPORTED REVENUE :

CARDIAC RHYTHM DISEASE MANAGEMENT	$762	$721	$675	$787	$2,944	$691	$699	$651	$—	$2,041
Pacing Systems	247	221	193	212	872	214	210	182	—	605
Defibrillation Systems	508	492	475	567	2,043	467	481	458	—	1,407
Other	7	8	7	8	29	10	8	11	—	29

CARDIOVASCULAR	$260	$252	$239	$264	$1,015	$241	$248	$249	$—	$738
Coronary & Peripheral	103	106	100	111	419	98	103	101	—	301
Structural Heart	98	87	86	92	363	89	91	92	—	273
Endovascular	59	59	53	61	233	54	54	56	—	164

PHYSIO-CONTROL	$57	$49	$53	$71	$230	$53	$64	$56	$—	$173

CARDIAC & VASCULAR GROUP	$1,079	$1,022	$967	$1,122	$4,189	$985	$1,011	$956	$—	$2,952

SPINAL	$712	$662	$644	$662	$2,680	$631	$645	$646	$—	$1,922
Core Spinal	507	457	446	462	1,871	439	445	431	—	1,316
Biologics	205	205	198	200	809	192	200	215	—	606

NEUROMODULATION	$265	$272	$272	$276	$1,086	$261	$278	$282	$—	$821

DIABETES	$193	$201	$203	$213	$810	$203	$213	$219	$—	$635

SURGICAL TECHNOLOGIES	$142	$140	$150	$169	$601	$149	$148	$156	$—	$454

RESTORATIVE THERAPIES GROUP	$1,312	$1,275	$1,269	$1,320	$5,177	$1,244	$1,284	$1,303	$—	$3,832

TOTAL	$2,391	$2,297	$2,236	$2,442	$9,366	$2,229	$2,295	$2,259	$—	$6,784

ADJUSTMENTS :

CURRENCY IMPACT	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

COMPARABLE OPERATIONS	$2,391	$2,297	$2,236	$2,442	$9,366	$2,229	$2,295	$2,259	$—	$6,784

Note:	The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenues may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.
INTERNATIONAL REVENUE
(Unaudited)

	FY10	FY10	FY10	FY10	FY10	FY11	FY11	FY11	FY11	FY11
($ millions)	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total

REPORTED REVENUE :

CARDIAC RHYTHM DISEASE MANAGEMENT	$575	$557	$568	$622	$2,324	$535	$549	$570	$—	$1,654
Pacing Systems	289	277	266	283	1,115	259	262	268	—	790
Defibrillation Systems	267	262	281	314	1,124	255	264	277	—	795
Other	19	18	21	25	85	21	23	25	—	69

CARDIOVASCULAR	$429	$444	$483	$493	$1,849	$476	$490	$525	$—	$1,492
Coronary & Peripheral	250	263	286	271	1,070	274	276	300	—	850
Structural Heart	120	119	130	147	517	135	146	149	—	430
Endovascular	59	62	67	75	262	67	68	76	—	212

PHYSIO-CONTROL	$40	$45	$47	$63	$195	$31	$45	$48	$—	$124

CARDIAC & VASCULAR GROUP	$1,044	$1,046	$1,098	$1,178	$4,368	$1,042	$1,084	$1,143	$—	$3,270

SPINAL	$203	$200	$198	$218	$820	$198	$205	$215	$—	$618
Core Spinal	189	185	184	202	761	183	189	195	—	566
Biologics	14	15	14	16	59	15	16	20	—	52

NEUROMODULATION	$108	$112	$122	$135	$474	$109	$110	$119	$—	$338

DIABETES	$102	$99	$108	$119	$427	$109	$113	$122	$—	$344

SURGICAL TECHNOLOGIES	$85	$84	$89	$104	$362	$86	$96	$103	$—	$284

RESTORATIVE THERAPIES GROUP	$498	$495	$517	$576	$2,083	$502	$524	$559	$—	$1,584

TOTAL	$1,542	$1,541	$1,615	$1,754	$6,451	$1,544	$1,608	$1,702	$—	$4,854

ADJUSTMENTS :

CURRENCY IMPACT (1)	$—	$—	$—	$—	$—	$(21)	$(29)	$(22)	$—	$(71)

COMPARABLE OPERATIONS (1)	$1,542	$1,541	$1,615	$1,754	$6,451	$1,565	$1,637	$1,724	$—	$4,925

(1)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP.

Note:	The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenue may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)

	Three months ended		Nine months ended
	January 28,	January 29,	January 28,	January 29,
	2011	2010	2011	2010
	(in millions, except per share data)
Net sales	$3,961	$3,851	$11,638	$11,621

Costs and expenses:
Cost of products sold	986	912	2,842	2,800
Research and development expense	371	344	1,114	1,083
Selling, general, and administrative expense	1,394	1,328	4,098	4,019
Restructuring charges	—	—	—	62
Certain litigation charges, net	13	—	292	374
Purchased in-process research and development (IPR&D) and certain acquisition-related costs, net	(39)	—	—	—
Other expense, net	153	148	277	372
Interest expense, net	70	56	210	176

Total costs and expenses	2,948	2,788	8,833	8,886

Earnings before income taxes	1,013	1,063	2,805	2,735

Provision for income taxes	89	232	485	590

Net earnings	$924	$831	$2,320	$2,145

Basic earnings per share	$0.86	$0.75	$2.15	$1.94

Diluted earnings per share	$0.86	$0.75	$2.14	$1.93

Basic weighted average shares outstanding	1,073.9	1,105.0	1,079.8	1,108.3
Diluted weighted average shares outstanding	1,077.9	1,108.7	1,083.5	1,111.0

Cash dividends declared per common share	$0.225	$0.205	$0.675	$0.615

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP NET EARNINGS
TO CONSOLIDATED NON-GAAP NET EARNINGS
(Unaudited)
(in millions, except per share data)

	Three months ended
	January 28,		January 29,		Percentage
	2011		2010		Change
Net earnings, as reported	$924		$831		11%
Certain litigation charges, net	12	(a)	—
IPR&D and certain acquisition-related costs, net	(50)	(b)	—
Impact of authoritative convertible debt guidance on interest expense, net	27	(c)	26	(c)
Executive separation costs	9	(d)	—

Non-GAAP net earnings	$922		$857		8%

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP DILUTED EPS
TO CONSOLIDATED NON-GAAP DILUTED EPS
(Unaudited)

	Three months ended
	January 28,		January 29,		Percentage
	2011		2010		Change
Diluted EPS, as reported	$0.86		$0.75		15%
Certain litigation charges, net	0.01	(a)	—
IPR&D and certain acquisition-related costs, net	(0.05)	(b)	—
Impact of authoritative convertible debt guidance on interest expense, net	0.03	(c)	0.02	(c)
Executive separation costs	0.01	(d)	—

Non-GAAP diluted EPS	$0.86		$0.77		12%

(a)	The $12 million ($0.01 per share) after-tax ($13 million pre-tax) certain litigation charges, net relate to an accounting charge for Other Matters litigation. In addition to disclosing certain litigation charges, net that are determined in accordance with U.S. generally accepted accounting principles (U.S. GAAP), Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these certain litigation charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these certain litigation charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(b)	The $50 million ($0.05 per share) after-tax ($39 million pre-tax) IPR&D and certain acquisition-related costs, net gain includes $12 million after-tax ($15 million pre-tax) of IPR&D charges related to asset purchases in the CardioVascular and Surgical Technologies businesses and $23 million after-tax ($31 million pre-tax) of acquisition-related costs. Additionally, an $85 million after-tax ($85 million pre-tax) gain resulting from the acquisition of Ardian, Inc. (Ardian) was recognized in the period. In the above IPR&D charge, technological feasibility of the underlying products had not yet been reached and such technology had no future alternative use. The acquisition-related costs include legal fees, severance costs, change in control costs, banker fees, other professional service fees, and contract termination costs related to the acquisitions of Osteotech, Inc. and Ardian that were expensed in the period. As a result of the Ardian acquisition, in accordance with the Financial Accounting Standards Board (FASB) authoritative guidance on business combinations, Medtronic recognized an $85 million gain related to its previously held 11.3 percent ownership position. In addition to disclosing IPR&D and certain acquisition-related costs, net that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these IPR&D and certain acquisition-related costs, net. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these IPR&D and certain acquisition-related costs, net when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(c)	The FASB authoritative guidance on accounting for convertible debt has resulted in an after-tax impact to net earnings of $27 million ($0.03 per share) and $26 million ($0.02 per share) for the three months ended January 28, 2011 and January 29, 2010, respectively. The pre-tax impact to interest expense, net was $44 million and $41 million for the three months ended January 28, 2011 and January 29, 2010, respectively. In addition to disclosing the financial statement impact of this authoritative guidance that is determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding the impact of this authoritative guidance. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates the impact of this authoritative guidance when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(d)	The $9 million ($0.01 per share) after-tax ($14 million pre-tax) executive separation costs include costs associated with the transition and retirement of Chief Executive Officer, William Hawkins. These costs were recorded within selling, general, and administrative expense in the period. In addition to disclosing executive separation costs that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these executive separation costs. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates the impact of these executive separation costs when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP NET EARNINGS
TO CONSOLIDATED NON-GAAP NET EARNINGS
(Unaudited)
(in millions, except per share data)

	Nine months ended
	January 28,		January 29,		Percentage
	2011		2010		Change
Net earnings, as reported	$2,320		$2,145		8%
Restructuring charges	—		50	(e)
Certain litigation charges, net	290	(a)	316	(f)
IPR&D and certain acquisition-related costs, net	(23)	(b)	—
Impact of authoritative convertible debt guidance on interest expense, net	81	(c)	80	(c)
Executive separation costs	9	(d)	—

Non-GAAP net earnings	$2,677		$2,591		3%

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP DILUTED EPS
TO CONSOLIDATED NON-GAAP DILUTED EPS
(Unaudited)

	Nine months ended
	January 28,		January 29,		Percentage
	2011		2010		Change
Diluted EPS, as reported	$2.14		$1.93		11%
Restructuring charges	—		0.04	(e)
Certain litigation charges, net	0.27	(a)	0.28	(f)
IPR&D and certain acquisition-related costs, net	(0.02)	(b)	—
Impact of authoritative convertible debt guidance on interest expense, net	0.07	(c)	0.07	(c)
Executive separation costs	0.01	(d)	—

Non-GAAP diluted EPS	$2.47		$2.33	(1)	6%

Note:	The data in this schedule has been intentionally rounded and therefore the first quarter, second quarter, and third quarter data may not sum to the fiscal year to date totals.

(1)	The data in this schedule has been intentionally rounded to the nearest $0.01 and therefore may not sum.

(a)	The $290 million ($0.27 per share) after-tax ($292 million pre-tax) certain litigation charges, net relate primarily to a settlement involving the Sprint Fidelis family of defibrillation leads and accounting charges for Other Matters litigation. The Sprint Fidelis settlement relates to the resolution of certain outstanding product litigation related to the Sprint Fidelis family of defibrillation leads that were subject to a field action announced October 15, 2007. The terms of the agreement stipulate Medtronic will, if it elects not to cancel the agreement, pay plaintiffs to settle substantially all pending U.S. lawsuits and claims, subject to certain conditions. In addition to disclosing certain litigation charges, net that are determined in accordance with U.S. generally accepted accounting principles (U.S. GAAP), Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these certain litigation charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these certain litigation charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(b)	The $23 million ($0.02 per share) after-tax ($0 pre-tax) IPR&D and certain acquisition-related costs, net gain represents $11 million after-tax ($15 million pre-tax) of IPR&D charges related to the NeuroPace, Inc. (NeuroPace) cross-licensing agreement, $12 million after-tax ($15 million pre-tax) of IPR&D charges related asset purchases in the CardioVascular and Surgical Technologies businesses, and $39 million after-tax ($55 million pre-tax) of certain acquisition-related costs. Additionally, an $85 million after-tax ($85 million pre-tax) gain resulting from the acquisition of Ardian, Inc. (Ardian) was recognized in the period. The NeuroPace IPR&D charge related to a milestone payment under existing terms of a royalty bearing, non-exclusive patent cross-licensing agreement with NeuroPace that the Company entered into in the first quarter of fiscal year 2006. In the above IPR&D charges, technological feasibility of the underlying products had not yet been reached and such technology had no future alternative use. The certain acquisition-related costs include acquisition-related legal fees, severance costs, change in control costs, banker fees, other professional service fees, and contract termination costs of $16 million after-tax ($24 million pre-tax) related to the acquisition of ATS Medical. Inc. and $23 million after-tax ($31 million pre-tax) related to the acquisitions of Osteotech, Inc. and Ardian that were expensed in the period. As a result of the Ardian acquisition, in accordance with the Financial Accounting Standards Board (FASB) authoritative guidance on business combinations, Medtronic recognized an $85 million gain resulting from its previously held 11.3 percent ownership position. In addition to disclosing IPR&D and certain acquisition-related costs, net that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these IPR&D and certain acquisition-related costs, net. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these IPR&D and certain acquisition-related costs, net when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(c)	The FASB authoritative guidance for convertible debt accounting has resulted in an after-tax impact to net earnings of $81 million ($0.07 per share) and $80 million ($0.07 per share) for the nine months ended January 28, 2011 and January 29, 2010, respectively. The pre-tax impact to interest expense, net was $130 million and $125 million for the nine months ended January 28, 2011 and January 29, 2010, respectively. In addition to disclosing the financial statement impact of this authoritative guidance that is determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding the impact of this authoritative guidance. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates the impact of this authoritative guidance when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(d)	The $9 million ($0.01 per share) after-tax ($14 million pre-tax) executive separation costs include costs associated with the transition and retirement of Chief Executive Officer, William Hawkins. These costs were recorded within selling, general, and administrative expense in the period. In addition to disclosing executive separation costs that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these executive separation costs. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates the impact of these executive separation costs when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(e)	The $50 million ($0.04 per share) after-tax ($69 million pre-tax) restructuring charge is the net impact of a $52 million after-tax charge related to restructuring initiatives that the Company began in the fourth quarter of fiscal year 2009, offset by a $2 million after-tax net reversal of excess reserves related to the global realignment initiative that began in the fourth quarter of fiscal year 2008. The fiscal year 2009 initiatives were designed to streamline operations and further align resources around the Company’s higher growth opportunities. This initiative impacted most businesses and certain corporate functions. In the first quarter of fiscal year 2010, the Company recognized expense associated with compensation and early retirement benefits provided to employees which could not be accrued in the fourth quarter of fiscal year 2009. In addition, the Company recorded $4 million of the after-tax expense ($7 million pre-tax) within cost of products sold related to inventory write-offs and production-related asset impairments associated with these restructuring activities. The $2 million after-tax net reversal is primarily a result of a $5 million after-tax reversal due to favorable severance negotiations with certain employee populations outside the U.S. as well as a higher than expected percentage of employees identified for elimination finding positions elsewhere within the Company partially offset by a $3 million after-tax charge the Company recorded in the first quarter of fiscal year 2010 related to the further write-down of a non-inventory related asset resulting from the continued decline in the international real estate market. There were no additional restructuring charges in the third quarter of fiscal year 2010. In addition to disclosing restructuring charges that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these restructuring charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these restructuring charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(f)	The $316 million ($0.28 per share) after-tax ($374 million pre-tax) certain litigation charges, net relate to settlements with Abbott Laboratories (Abbott) and with W.L. Gore & Associates (Gore). The Abbott settlement accounted for $360 million after-tax ($444 million pre-tax) charges and the Gore settlement accounted for $44 million after-tax ($70 million pre-tax) gain of certain litigation charges, net. The Abbott settlement related to the resolution of all outstanding intellectual property litigation. The terms of the Abbott agreement stipulate that neither party will sue the other in the field of coronary stent and stent delivery systems for a period of at least 10 years, subject to certain conditions. Both parties also agreed to a cross-license of the disputed patents within the defined field. The $444 million pre-tax settlement amount includes a $400 million payment to Abbott and a $42 million success payment made to evYsio Medical Devices, LLC (evYsio). In addition, a $2 million payment was made to evYsio in order to expand the definition of the license field from evYsio. The Gore settlement related to the resolution of outstanding patent litigation related to selected patents in Medtronic’s Jervis and Wiktor patent families. The terms of the agreement stipulate that neither party will sue the other in the defined field of use, subject to certain conditions. In addition and subject to certain conditions, Medtronic granted Gore a worldwide, irrevocable, non-exclusive license in the defined field of use. Gore will also pay Medtronic a quarterly license payment through the fiscal quarter ending October 2018. In addition to disclosing certain litigation charges, net that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these certain litigation charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these certain litigation charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

MEDTRONIC, INC.
RECONCILIATION OF WORLDWIDE REVENUE GROWTH TO CONSTANT CURRENCY GROWTH
(Unaudited)
(in millions)

	Three months ended			Currency Impact		Constant
	January 28,	January 29,	Reported	on Growth (a)		Currency
	2011	2010	Growth	Dollar	Percentage	Growth (a)
Reported Revenue:
Pacing Systems	$450	$459	(2)%	$(2)	—%	(2)%
Defibrillation Systems	735	756	(3)	(7)	(1)	(2)
Other	36	28	29	—	—	29

Cardiac Rhythm Disease Management	1,221	1,243	(2)	(9)	(1)	(1)

Coronary & Peripheral	401	386	4	—	—	4
Structural Heart	241	216	12	(3)	(1)	13
Endovascular	132	120	10	(2)	(2)	12

CardioVascular	774	722	7	(5)	(1)	8

Physio-Control	104	100	4	(1)	(1)	5

Cardiac & Vascular Group	2,099	2,065	2	(15)	—	2

Core Spinal	626	630	(1)	—	—	(1)
Biologics	235	212	11	1	1	10

Spinal	861	842	2	1	—	2

Neuromodulation	401	394	2	(5)	(1)	3
Diabetes	341	311	10	(3)	(1)	11
Surgical Technologies	259	239	8	—	—	8

Restorative Therapies Group	1,862	1,786	4	(7)	(1)	5

Total	$3,961	$3,851	3%	$(22)	—%	3%

(a)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

MEDTRONIC, INC.
RECONCILIATION OF INTERNATIONAL REVENUE GROWTH TO CONSTANT CURRENCY GROWTH
(Unaudited)
(in millions)

	Three months ended			Currency Impact		Constant
	January 28,	January 29,	Reported	on Growth (a)		Currency
	2011	2010	Growth	Dollar	Percentage	Growth (a)
Reported Revenue:
Pacing Systems	$268	$266	1%	$(2)	(1)%	2%
Defibrillation Systems	277	281	(1)	(7)	(2)	1
Other	25	21	19	—	—	19

Cardiac Rhythm Disease Management	570	568	—	(9)	(2)	2

Coronary & Peripheral	300	286	5	—	—	5
Structural Heart	149	130	15	(3)	(2)	17
Endovascular	76	67	13	(2)	(3)	16

CardioVascular	525	483	9	(5)	(1)	10

Physio-Control	48	47	2	(1)	(2)	4

Cardiac & Vascular Group	1,143	1,098	4	(15)	(1)	5

Core Spinal	195	184	6	—	—	6
Biologics	20	14	43	1	7	36

Spinal	215	198	9	1	1	8

Neuromodulation	119	122	(2)	(5)	(4)	2
Diabetes	122	108	13	(3)	(3)	16
Surgical Technologies	103	89	16	—	—	16

Restorative Therapies Group	559	517	8	(7)	(1)	9

Total	$1,702	$1,615	5%	$(22)	(2)%	7%

(a)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

MEDTRONIC, INC.
RECONCILIATION OF SURGICAL TECHNOLOGIES REVENUE GROWTH TO CONSTANT CURRENCY
REVENUE GROWTH ADJUSTED FOR THE DIVESTITURE OF THE OPHTHALMIC BUSINESS
(Unaudited)

	Three months ended	Three months ended		Percentage
	January 28, 2011	January 29, 2010		Change
Surgical Technologies revenue, as reported	$259	$239		8%
Foreign currency impact	—	—
Ophthalmic business revenue	—	(4)

Surgical Technologies revenue, adjusted	$259	$235	(a)	10%

(a)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation and the divestiture of the Ophthalmic business on revenue. In addition, Medtronic management uses Surgical Technologies revenue adjusted for foreign currency translation and the divestiture of the Ophthalmic business to evaluate operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

MEDTRONIC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	January 28,	April 30,
	2011	2010
	(in millions, except per share data)
ASSETS

Current assets:
Cash and cash equivalents	$1,283	$1,400
Short-term investments	2,184	2,375
Accounts receivable, less allowances of $85 and $67, respectively	3,472	3,335
Inventories	1,682	1,481
Deferred tax assets, net	728	544
Prepaid expenses and other current assets	637	704

Total current assets	9,986	9,839

Property, plant, and equipment	5,793	5,358
Accumulated depreciation	(3,286)	(2,937)

Property, plant, and equipment, net	2,507	2,421

Goodwill	9,490	8,391
Other intangible assets, net	2,796	2,559
Long-term investments	5,578	4,632
Other assets	240	248

Total assets	$30,597	$28,090

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings	$3,674	$2,575
Accounts payable	486	420
Accrued compensation	789	1,001
Accrued income taxes	136	235
Other accrued expenses	1,517	890

Total current liabilities	6,602	5,121

Long-term debt	7,084	6,944
Long-term accrued compensation and retirement benefits	524	516
Long-term accrued income taxes	658	595
Long-term deferred tax liabilities, net	99	89
Other long-term liabilities	272	196

Total liabilities	15,239	13,461

Commitments and contingencies

Shareholders’ equity:
Preferred stock— par value $1.00	—	—
Common stock— par value $0.10	107	110
Retained earnings	15,476	14,826
Accumulated other comprehensive loss	(225)	(307)

Total shareholders’ equity	15,358	14,629

Total liabilities and shareholders’ equity	$30,597	$28,090

MEDTRONIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine months ended
	January 28,	January 29,
	2011	2010
	(in millions)
Operating Activities:
Net earnings	$2,320	$2,145
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	660	566
Amortization of discount on senior convertible notes	130	125
IPR&D charges	15	—
Provision for doubtful accounts	24	27
Deferred income taxes	(153)	127
Stock-based compensation	156	176
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(79)	(51)
Inventories	(113)	64
Accounts payable and accrued liabilities	18	67
Other operating assets and liabilities	(248)	213
Certain litigation charges, net	292	374
Certain litigation payments	(5)	(939)

Net cash provided by operating activities	3,017	2,894

Investing Activities:
Acquisitions, net of cash acquired	(1,268)	—
Purchase of intellectual property	(48)	(44)
Additions to property, plant, and equipment	(454)	(402)
Purchases of marketable securities	(4,518)	(4,381)
Sales and maturities of marketable securities	4,090	2,868
Other investing activities, net	(125)	(86)

Net cash used in investing activities	(2,323)	(2,045)

Financing Activities:
Change in short-term borrowings, net	1,395	520
Payments on long-term debt	(402)	(20)
Dividends to shareholders	(728)	(681)
Issuance of common stock	54	134
Repurchase of common stock	(1,140)	(634)

Net cash used in financing activities	(821)	(681)

Effect of exchange rate changes on cash and cash equivalents	10	24

Net change in cash and cash equivalents	(117)	192

Cash and cash equivalents at beginning of period	1,400	1,271

Cash and cash equivalents at end of period	$1,283	$1,463

Supplemental Cash Flow Information
Income taxes paid	$731	$300
Interest paid	290	278
Supplemental Noncash Financing Activities:
Reclassification of senior notes from long-term to short-term debt	$—	$400